Exhibit 4


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                          TIME WARNER TELECOM INC.,

                                  as Issuer

                                     and

                           The Chase Manhattan Bank

                                  as Trustee

                                  INDENTURE

                         Dated as of _________, ____


                              -----------------






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

         Table Showing Reflection in Indenture of Certain Provisions
                       of Trust Indenture Act of 1939,
             as amended by the Trust Indenture Reform Act of 1990

                             --------------------


                            Reflected in Indenture
                            ----------------------

TIA                                                               Section

ss.310(a)(1)...................................................  6.09
      (a)(2)...................................................  6.09
      (a)(3)...................................................  Not Applicable
      (a)(4)...................................................  Not Applicable
      (a)(5)...................................................  6.09
      (b)......................................................  6.08

ss.311(a)......................................................  6.13(a)
      (b)......................................................  6.13(b)
      (b)(2)...................................................  7.03(a)
      .........................................................  7.03(b)

ss.312(a)......................................................  7.01
      .........................................................  7.02(a)
      (b)......................................................  7.03(b)
      (c)......................................................  7.02(c)

ss.313(a)......................................................  7.03(a)
      (b)......................................................  7.03(b)
      (c)......................................................  7.03(a)
      .........................................................  7.03(b)
      (d)......................................................  7.03(c)

ss.314(a)(1)...................................................  7.04
      (a)(2)...................................................  7.04
      (a)(3)...................................................  7.04
      (a)(4)...................................................  10.04
      (b)......................................................  Not Applicable
      (c)(1)...................................................  1.02
      (c)(2)...................................................  1.02
      (c)(3)...................................................  Not Applicable
      (d)......................................................  Not Applicable
      (e)......................................................  1.02

ss.315(a)......................................................  6.01(a)
      .........................................................  6.01(c)
      (b)......................................................  6.02
      .........................................................  7.03(a)
      (c)......................................................  6.01(b)
      (d)......................................................  6.01

      (d)(1)...................................................  6.01(a)
      (d)(2)...................................................  6.01(c)(2)
      (d)(3)...................................................  6.01(c)(3)
      (e)......................................................  5.14

ss.316(a)......................................................  1.01
      (a)(1)(A)................................................  5.02
      .........................................................  5.12
      (a)(1)(B)................................................  5.13
      (a)(2)...................................................  Not Applicable
      (b)......................................................  5.08
      (c)......................................................  1.04(d)

ss.317(a)(1)..................... .............................  5.03
      (a)(2)...................... ............................  5.04
      (b).......................... ...........................  10.03

ss.318(a)... ..................................................  1.07

                              TABLE OF CONTENTS
                              -----------------
                                                                          Page
                                                                          ----
                                  ARTICLE I

                            Definitions and Other
                      Provisions of General Application
                      ---------------------------------

SECTION 1.01.  Definitions...................................................1
SECTION 1.02.  Compliance Certificates and Opinions..........................36
SECTION 1.03.  Form of Documents Delivered to Trustee........................37
SECTION 1.04.  Acts of Securityholders.......................................38
SECTION 1.05.  Notices, etc., to Trustee and Company.........................40
SECTION 1.06.  Notices to Securityholders; Waiver............................40
SECTION 1.07.  Conflict with Trust Indenture Act. ...........................41
SECTION 1.08.  Effect of Headings and Table of Contents... ..................41
SECTION 1.09.  Successors and Assigns........................................41
SECTION 1.10.  Separability clause...........................................41
SECTION 1.11.  Benefits of Indenture.........................................42
SECTION 1.12.  Governing Law.................................................42
SECTION 1.13.  Counterparts..................................................42
SECTION 1.14.  Judgment Currency.............................................42
SECTION 1.15.  Payment Date Other Than a Business Day........................43


                                  ARTICLE II

                                Security Forms
                                --------------

SECTION 2.01.  Forms Generally...............................................43
SECTION 2.02.  Forms of Securities.  ........................................43
SECTION 2.03.  Form of Trustee's Certificate of
                 Authentication..............................................44
SECTION 2.04.  Securities Issuable in the Form
                 of a Global Security........................................44


                                   ARTICLE III

                                 The Securities
                                 --------------

SECTION 3.01.  General Title; General Limitations;
                 Issuable in Series; Terms of
                 Particular Series...........................................47
SECTION 3.02.  Denominations.................................................51
SECTION 3.03.  Execution, Authentication and Delivery
                 and Dating..................................................51
SECTION 3.04.  Temporary Securities..........................................53
SECTION 3.05.  Registration, Transfer and Exchange...........................54
SECTION 3.06.  Mutilated, Destroyed, Lost and
                 Wrongfully Taken Securities.................................55
SECTION 3.07.  Payment of Interest; Interest Rights

                 Preserved...................................................56
SECTION 3.08.  Persons Deemed Owners.........................................58
SECTION 3.09.  Cancelation...................................................58
SECTION 3.10.  Computation of Interest.......................................58
SECTION 3.11.  Delayed Issuance of Securities................................58


                                   ARTICLE IV

                             Discharge Of Indenture
                             ----------------------

SECTION 4.01.  Termination of Company's Obligations..........................59
SECTION 4.02.  Defeasance and Discharge of Indenture.........................61
SECTION 4.03.  Defeasance of Certain Obligations.............................63
SECTION 4.04.  Application of Trust Money....................................65
SECTION 4.05.  Repayment to Company..........................................65
SECTION 4.06.  Reinstatement.................................................66


                                    ARTICLE V

                                    Remedies
                                    --------

SECTION 5.01.  Events of Default.............................................66
SECTION 5.02.  Acceleration of Maturity; Rescission
                 and Annulment...............................................68
SECTION 5.03.  Other Remedies................................................70
SECTION 5.04.  Collection of Indebtedness and Suits
                 for Enforcement by Trustee..................................70
SECTION 5.05.  Trustee May File Proofs of Claim..............................71
SECTION 5.06.  Trustee May Enforce Claims Without
                 Possession of Securities....................................72
SECTION 5.07.  Application of Money Collected................................72
SECTION 5.08.  Limitation on Suits...........................................72
SECTION 5.09.  Unconditional Right of Securityholders
                 To Receive Principal, Premium and
                 Interest....................................................73
SECTION 5.10.  Restoration of Rights and Remedies............................74
SECTION 5.11.  Rights and Remedies Cumulative................................74
SECTION 5.12.  Delay or Omission Not Waiver..................................74
SECTION 5.13.  Control by Securityholders....................................74
SECTION 5.14.  Waiver of Past Defaults.......................................75
SECTION 5.15.  Undertaking for Costs.........................................75
SECTION 5.16.  Waiver of Stay or Extension Laws..............................76


                                   ARTICLE VI

                                   The Trustee
                                   -----------

SECTION 6.01.  Certain Duties and Responsibilities...........................76

SECTION 6.02.  Notice of Defaults............................................77
SECTION 6.03.  Certain Rights of Trustee.....................................78
SECTION 6.04.  Not Responsible for Recitals or Issuance
                 of Securities...............................................80
SECTION 6.05.  May Hold Securities...........................................80
SECTION 6.06.  Money Held in Trust...........................................80
SECTION 6.07.  Compensation and Reimbursement................................80
SECTION 6.08.  Disqualification; Conflicting Interests.......................81
SECTION 6.09.  Corporate Trustee Required; Eligibility.......................81
SECTION 6.10.  Resignation and Removal.......................................82
SECTION 6.11.  Acceptance of Appointment by Successor........................84
SECTION 6.12.  Merger, Conversion, Consolidation or
                 Succession to Business......................................85
SECTION 6.13.  Preferential Collection of Claims
                 Against Company.............................................85
SECTION 6.14.  Appointment of Authenticating Agent...........................85


                                   ARTICLE VII

                      Securityholders' Lists and Reports by
                               Trustee and Company
                               -------------------

SECTION 7.01.  Company To Furnish Trustee Names and
                 Addresses of Securityholders................................87
SECTION 7.02.  Preservation of Information; Communications
                 to Securityholders.  .......................................88
SECTION 7.03.  Reports by Trustee............................................89
SECTION 7.04.  Reports by Company............................................90


                                  ARTICLE VIII

                  Consolidation, Merger, Conveyance or Transfer
                  ---------------------------------------------

SECTION 8.01.  Consolidation, Merger, Conveyance or
                 Transfer on Certain Terms...................................90
SECTION 8.02.  Successor Substituted.........................................92


                                   ARTICLE IX

                             Supplemental Indentures
                             -----------------------

SECTION 9.01.  Supplemental Indentures Without Consent of
                 Securityholders.............................................92
SECTION 9.02.  Supplemental Indentures with Consent of
                 Securityholders.............................................93
SECTION 9.03.  Execution of Supplemental Indentures..........................94
SECTION 9.04.  Effect of Supplemental Indentures.............................95
SECTION 9.05.  Conformity with Trust Indenture Act...........................95

SECTION 9.06.  Reference in Securities to Supplemental
                 Indentures...................................................95


                                    ARTICLE X

                                    Covenants
                                    ---------

SECTION 10.01. Payment of Principal, Premium and
                 Interest....................................................95
SECTION 10.02. Maintenance of Office or Agency...............................96
SECTION 10.03. Limitation on Indebtedness....................................96
SECTION 10.04. Limitation on Restricted Payments............................100
SECTION 10.05. Limitation on Dividend and Other Payment
                 Restrictions Affecting Restricted
                 Subsidiaries...............................................104
SECTION 10.06. Limitation on the Issuance and Sale of
                 Capital Stock of Restricted
                 Subsidiaries...............................................106
SECTION 10.07. Limitation on Issuances of Guarantees
                 by Restricted Subsidiaries.................................106
SECTION 10.08. Limitation on Transactions with
                 Stockholders and Affiliates................................107
SECTION 10.09. Limitation on Liens..........................................108
SECTION 10.10. Limitation on Sale-Leaseback
                 Transactions...............................................109
SECTION 10.11. Limitation on Asset Sales....................................109
SECTION 10.12. Repurchase of Securities upon a Change
                 of Control.................................................111
SECTION 10.13. Existence....................................................111
SECTION 10.14. Payment of Taxes and Other Claims............................112
SECTION 10.15. Maintenance of Properties and
                 Insurance..................................................112
SECTION 10.16. Notice of Defaults...........................................113
SECTION 10.17. Compliance Certificates......................................113
SECTION 10.18. Commission Reports and Reports to
                 Holders....................................................113
SECTION 10.19. Waiver of Stay, Extension or Usury
                 Laws.......................................................113
SECTION 10.20. Money for Security Payments To Be Held
                 in Trust...................................................114
SECTION 10.22. Statement as to Compliance...................................115


                                   ARTICLE XI

                            Redemption of Securities
                            ------------------------

SECTION 11.01. Applicability of Article.....................................116
SECTION 11.02. Election To Redeem; Notice to Trustee........................116

SECTION 11.03. Selection by Trustee of Securities To Be
                 Redeemed...................................................117
SECTION 11.04. Notice of Redemption.........................................118
SECTION 11.05. Deposit of Redemption Price..................................119
SECTION 11.06. Securities Payable on Redemption Date........................119
SECTION 11.07. Securities Redeemed in Part..................................120
SECTION 11.08. Provisions with Respect to Any Sinking
                 Funds......................................................120


                                   ARTICLE XII

                                   Conversion
                                   ----------

SECTION 12.01. Conversion Privilege.  ......................................122
SECTION 12.02. Conversion Procedure; Conversion Price;
                 Fractional Shares..........................................122
SECTION 12.03. Adjustment of Conversion Price for Common
                 Stock or Marketable Securities.............................124
SECTION 12.04. Consolidation or Merger of the
                 Company....................................................128
SECTION 12.05. Notice of Adjustment.........................................129
SECTION 12.06. Notice in Certain Events.....................................130
SECTION 12.07. Company To Reserve Stock or Other
                 Marketable Securities; Registration;
                 Listing.  .................................................130
SECTION 12.08. Taxes on Conversion..........................................131
SECTION 12.09. Conversion After Record Date.................................132
SECTION 12.10. Corporate Action Regarding Par Value
                 of Common Stock............................................132
SECTION 12.11. Company Determination Final..................................132
SECTION 12.12. Trustee's Disclaimer.........................................132


                                  ARTICLE XIII

                             Convertible Securities
                             ----------------------

SECTION 13.01. Applicability of Certain
                 Provisions to Convertible
                 Securities.................................................132

                              THIS INDENTURE, dated as of _________, ____,
                         between TIME WARNER TELECOM INC., a Delaware corporation, as issuer (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

                             Recitals of the Company

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its debentures, notes, bonds or other evidences of indebtedness, to be issued in one or more fully registered series.

     All things necessary to make this Indenture a valid agreement of the Company in accordance with its terms, have been done.

                            Agreements of the Parties

     To set forth or to provide for the establishment of the terms and conditions upon which the Securities are and are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as the case may be:


                                    ARTICLE I

                        Definitions and Other Provisions
                             of General Application
                             ----------------------

     SECTION 1.01. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them herein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles and any accounting rules or interpretations promulgated by the Commission as are generally accepted in the United States of America at the date of this Indenture; and

          (4) all references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article VI, are defined in that Article.

     "Act", when used with respect to any Securityholder, has the meaning specified in Section 1.04.

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Adjusted Consolidated Net Income" means, for any period, aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1) the net income (or loss) of any Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by the Company or any Restricted Subsidiary in such Person during such period;

          (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 10.04(iv)(C) (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (4) any gains or losses (on an after-tax basis) attributable to Asset Sales;

          (5) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 10.04(iv)(C), any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than the Company's Disqualified Stock)) on its Preferred Stock or any Restricted Subsidiary owned by Persons other than the Company's and any of its Restricted Subsidiaries;

          (6) all extraordinary gains and extraordinary losses; and

          (7) any compensation expense paid or payable solely with Capital Stock (other than the Company's Disqualified Stock) or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock).

     "Adjusted Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted

Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom:

          (1) all the Company's current liabilities and those of its Restricted Subsidiaries (excluding intercompany items); and

          (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the Company's most recent quarterly or annual consolidated balance sheet and those of the Company's Restricted Subsidiaries, prepared in conformity with GAAP and filed with the SEC or provided to the Trustee pursuant to
     Section 10.18.

          "Adjusted Net Cash Proceeds" has the meaning provided in Section
10.11.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Co-Registrar, Paying Agent or Authenticating Agent.

     "Asset Acquisition" means:

     (1) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided, however, that such Person's primary business is related, ancillary or complementary to the Company's businesses and those of its Restricted Subsidiaries on the date of such investment; or

     (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided, however, that the property and assets acquired are related, ancillary or complementary to the Company's businesses and those of its Restricted Subsidiaries on the date of such acquisition.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of:

          (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or

          (2) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

          (1) all or any of the Capital Stock of any Restricted Subsidiary;

          (2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

          (3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of the Company's business or that of such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of all or substantially all of the Company's assets; provided, however, that "Asset Sale" shall not include:

               (A) sales or other dispositions of inventory, receivables and other current assets;

               (B) sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under Section 10.04;

               (C) sales, transfers or other dispositions of assets with a fair market value (as certified in an Officers' Certificate) not in excess of $5 million in any transaction or series of related transactions; or

               (D) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in Section 10.11(ii)(1)(B).

     "Authenticating Agent" means any Person authorized by the Trustee to authenticate Securities under Section 6.14.

     "Average Life" means, at any date of determination with respect to any Security, the quotient obtained by dividing (1) the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Security and (B) the amount of such principal payment by (2) the sum of all such principal payments.

     "Board of Directors" means (i) the board of directors of the Company,
(ii) any duly authorized committee of such board, (iii) any committee of officers of the Company or (iv) any officer of the Company acting, in the case of (iii) or (iv) pursuant to authority granted by the board of directors of the Company or any committee or such board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means, with respect to any series of Securities, unless otherwise specified in a Board Resolution and an Officers' Certificate with respect to a particular series of Securities, each day which is not a Saturday, Sunday or other day on which banking institutions in the pertinent Place or Places of Payment or the city in which the Corporate Trust Office is located are authorized or required by law or executive order to be closed.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the date of this Indenture or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

     "Change of Control" means such time as:

          (1) the Former Parent Companies as a group cease to have the ability to elect a majority of the members of the Board of Directors (other than the Company's chief executive officer and independent directors; provided, however, that independent directors shall be included in calculating whether the foregoing majority requirement is satisfied if the directors nominated by the Former Parent Companies do not constitute a majority of the committee that selects the Board of Directors' nominees for independent directors) and a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Former Parent Companies) has become the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Company's Voting Stock, on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Company's Voting Stock, on a fully diluted basis, than is held by the Former Parent Companies as a group on such date; or

          (2) individuals who on the date of this Indenture constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company's stockholders or members, as the case may be, was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the date of this Indenture or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

     "Change of Control Period" means, with respect to a Change of Control, the period of 60 days commencing on the date of the earlier to occur of (1) public notice of the occurrence of a Change of Control or of the Company's intention to effect a Change of Control and (2) the Change of Control.

     "Closing Price" of the Common Stock or other Marketable Security, as the case may be, shall mean the last reported sale price of such stock or other Marketable Security (regular way) as shown on the Composite Tape of the NYSE (or, if such stock or other Marketable Security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock or other Marketable Security is listed or admitted to trading), or, in case no such sale takes place on such day, the average of the closing bid and asked prices on the NYSE (or, if such stock or other Marketable Security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock or other Marketable Security is listed or admitted to trading), or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ), or if such stock or other Marketable Security is not so reported, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Company for that purpose.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Common Stock" means, with respect to any Person, such Person's equity other than Preferred Stock of such Person, whether outstanding on the date of this Indenture or issued thereafter including, without limitation, all series and classes of such Common Stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

     "Company Request", "Company Order" and "Company Consent" mean a written request, order or consent, respectively, signed in the name of the Company by
(i) the Company's Chairman of the Board or a Vice Chairman, its President or a Vice President, and (ii) by the Company's Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee, provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause
(i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period:

          (1) plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

               (A) Consolidated Interest Expense;

               (B) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

               (C) depreciation expense;

               (D) amortization expense; and

               (E) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP; and

          (2) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 10.04(iv)(C), less (to the extent not otherwise reduced in accordance with GAAP) the aggregate amount of deposits made by the Company and its Restricted Subsidiaries after the Existing High Yield Closing Date in connection with proposed Asset Acquisitions that are forfeited by the Company or any of its Restricted Subsidiaries; provided, however, that, if any Restricted Subsidiary is not a Wholly Owned Restricted

     Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to:

               (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by;

               (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of Original Issue Discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and interest on Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations, in each case that is paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period: excluding, however:

          (1) in calculating Consolidated EBITDA, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and

          (2) any premiums, fees and expenses (and any, amortization thereof) payable in connection with the offering of any series of Securities under this Indenture, all as determined on a consolidated basis, (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of:

          (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to;

          (2) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which the Company's financial statements have been filed with the SEC or provided to the Trustee pursuant to
     Section 10.18 (such four fiscal quarter period being the "Four Quarter Period"); provided, however, that in making the foregoing calculation:

               (A) pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

               (B) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

               (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period;

     provided, however, that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the Company's most recently available quarterly or annual consolidated balance sheet and those of its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Company's Capital Stock or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No.
52).

     "Conversion Agent" means any Person authorized by the Company to receive Securities to be converted into Common Stock or other Marketable Securities on behalf of the Company. The Company initially authorizes the Trustee to act as Conversion Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Conversion Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

     "Conversion Price" means, with respect to any series of Securities which are convertible into Common Stock or other Marketable Securities, the price per share of Common Stock or the price per designated unit of other Marketable Security at which the Securities of such series are so convertible as set forth in the Board Resolution with respect to such series, as the same may be adjusted from time to time in accordance with Section 12.03 (or such supplemental indenture).

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.

     "Credit Agreement" means credit agreements, vendor financings, or similar facilities or arrangements made available from time to time to the Company and its Restricted Subsidiaries from banks, other financial institutions and/or equipment manufacturers for the Incurrence of Indebtedness, including letters of credit and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Current Market Price" on any date shall mean the average of the daily Closing Prices per share of Common Stock or of such other Marketable Securities for any 30 consecutive Trading Days selected by the Company prior to the day in question, which 30 consecutive Trading Day period shall not commence more than 45 Trading Days prior to the day in question; provided, however, that with respect to Section 12.03(3), the "Current Market Price" of the Common Stock or of such other Marketable Securities shall mean the average of the daily Closing Prices per share of common Stock or of such other Marketable Securities for the five consecutive Trading Days ending on the date of the distribution referred to in Section 12.03(3) (or if such date shall not be a Trading Day, on the Trading Day immediately preceding such date).

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 3.07.

     "Depository" means, unless otherwise specified by the Company pursuant to either Section 2.04 or 3.01, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

          (1) required to be redeemed prior to the Stated Maturity of the Securities of a series;

          (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Securities of a series; or

          (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or

     Indebtedness having a scheduled Maturity prior to the Stated Maturity of the Securities of a series;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the Stated Maturity of the Securities of a series shall not constitute Disqualified Stock if the Asset Sale or Change of Control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 10.11 and Section 10.12 and such Capital Stock, or the agreements or instruments governing the redemption rights thereof, specifically provides, that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Section 10.11 and Section 10.12.

     "Equity Offering" means an offering of the Company's Common Stock for cash pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements contained therein.

     "Event of Default" has the meaning specified in Article V.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing High Yield Closing Date" means July 21, 1998.

     "fair market value" means the price that would be paid in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution; provided, however, that for purposes of
Section 10.03(a)(viii),

          (1) the fair market value of any security registered under the Exchange Act shall be the average of the closing prices, regular way, of such security for the 20 consecutive trading days immediately preceding the sale of Capital Stock and

          (2) in the event the aggregate fair market value of any other property (other than cash or cash equivalents) received by the Company exceeds $15 million, the fair market value of such property shall be determined by a nationally recognized investment banking firm and set forth in their written opinion which shall be delivered to the Trustee.

     "Former Parent Companies" means Time Warner Inc., MediaOne Group, Inc. (since acquired by AT&T Corporation), Advance/Newhouse Partnership and the Affiliates of each of the foregoing.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to:

          (1) the amortization of any expenses incurred in connection with the offering of any series of Securities under this Indenture; and

          (2) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Global Security", when used with respect to any series of Securities issued hereunder, means a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depository or pursuant to the Depository's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depository or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the legend as prescribed by Section 2.04(a)(iv).

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep- well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Holder", when used with respect to any Security, means a Securityholder.

     "Incur" means, with respect to Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (1) all indebtedness of such Person for borrowed money;

          (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (5) all Capitalized Lease Obligations of such Person;

          (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

          (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; and

          (8) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

               (A) that the amount outstanding at any time of any Indebtedness issued with Original Issue Discount is the face amount of such Indebtedness less the remaining unamortized portion of the Original Issue Discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP;

               (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest; and

               (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Indenture" or "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01.

     "Interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any series of Securities, means the Stated Maturity of any installment of interest on those Securities.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company's balance sheet or those of its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include;

          (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

          (2) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by Section 10.06(iii); provided, however, that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

          For purposes of the definition of "Unrestricted Subsidiary" and
     Section 10.04:

          (1) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities of the Company or any of its Restricted Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

          (2) the fair market value of the assets (net of liabilities (other than liabilities of the Company or any of its Restricted Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

          (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

     "Investment Grade" means a rating of any series of Securities under this Indenture by both S&P and Moody's, each such rating being in one of such agency's four highest generic rating categories that signifies investment grade (i.e., BBB- (or the equivalent) or higher by S&P and Baa3 (or the equivalent) or higher by Moody's); provided, however, that in each case, such ratings are publicly available; provided further, however, that in the event Moody's or S&P is no longer in existence, for purposes of determining whether such Securities are rated "Investment Grade", such organization may be replaced by a nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) designated by us, notice of which designation shall be given to the Trustee.

     "Judgment Currency" has the meaning specified in Section 1.14.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Marketable Security" means any common stock, debt security or other security of a Person which is (or will, upon distribution thereof, be) listed on the NYSE, the American Stock Exchange or any national securities exchange registered under Section 6 of the Exchange Act or approved for quotation in the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system of automated dissemination of quotations of securities prices in the United States or for which there is a recognized market maker or trading market.

     "Maturity", when used with respect to any Securities, means the date on which the principal of any such Security becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated` Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means;

          (1) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

               (A) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

               (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the Company's consolidated results of operations and those of the Company's Restricted Subsidiaries, taken as a whole;

               (C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) is required to be paid as a result of such sale; and

               (D) appropriate amounts to be provided by the Company or any Restricted Subsidiary as reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and

          (2) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "New York Banking Day" has the meaning specified in Section 1.14.

     "NYSE" shall mean the New York Stock Exchange, Inc.

     "Offer to Purchase" means an offer to purchase by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (1) the covenant pursuant to which the offer is being made and that all Securities of a series validly tendered will be accepted for payment on a pro rata basis;

          (2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3) that any Securities of a series not tendered will continue to accrue interest pursuant to their terms;

          (4) that, unless the Company defaults in the payment of the purchase price, any Securities of a series accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (5) that Holders electing to have Securities of a series purchased pursuant to the Offer to Purchase will be required to surrender such Securities, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Securities completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of any Securities of a series under this Indenture delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and

          (7) that Holders whose Securities of a series are being purchased only in part will be issued new Securities of such series equal in principal amount to the unpurchased portion of such Securities surrendered; provided, however, that each such Security purchased and each new Security issued shall be in a principal amount of $1,000 or an integral multiple thereof.

          On the Payment Date, the Company shall:

               (A) accept for payment on a pro rata basis any Securities of a series under this Indenture or portions thereof tendered pursuant to an Offer to Purchase;

               (B) deposit with the Paying Agent money sufficient to pay the purchase price of such Securities or portions thereof so accepted; and

               (C) deliver, or cause to be delivered, to the Trustee all such Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company.

          The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall, upon a Company Order, promptly authenticate and mail to such Holders new Securities of such series equal in principal amount to any unpurchased portion of the Securities surrendered; provided, however, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

          The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase any Securities of a series under this Indenture pursuant to an Offer to Purchase.

     "Officer" means, with respect to the Company, (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two Officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in Section 1.02.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may (except as otherwise expressly provided in this Indenture) be an employee of or of counsel to the Company, which is delivered to the Trustee. Such counsel shall be acceptable to the Trustee, whose acceptance shall not be unreasonably withheld.

     "Original Issue Discount Security" means (i) any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof, and (ii) any other security which is issued with "original issue discount" within the meaning of
Section 1273(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "Outstanding", when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

          (i) such Securities theretofore canceled by the Trustee or delivered to the Trustee for cancelation pursuant to Section 3.09;

          (ii) such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section
     3.06 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company).

     In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the taking of such action upon a declaration of acceleration of the Maturity thereof, and (ii) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

     "Payment Date" has the meaning provided in the definition of Offer to Purchase.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

     "Permitted Investment" means:

          (1) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to the Company, or a Restricted Subsidiary; provided, however, that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

          (2) Temporary Cash Investments;

          (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (4) stock, obligations or securities received in settlement of Indebtedness Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of judgments, including in connection with a bankruptcy proceeding; or

          (5) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

          (6) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

          (7) loans or advances to the Company's officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $2 million at any time outstanding; and

          (8) Investments in any Person that is engaged in the telecommunications business and that is not the Company's Affiliate or a Related Person.

          "Permitted Liens" means

          (1) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (2) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent of being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (5) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (6) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Existing High Yield Closing Date; provided, however, that

               (A) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 10.03, to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property;

               (B) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost; and

               (C) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (7) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

          (8) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

          (9) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (10) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (11) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of, the Company or any Restricted Subsidiary other than the property or assets acquired;

          (12) Liens in favor of the Company or any Restricted Subsidiary;

          (13) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (14) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (15) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (16) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

          (17) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Existing High Yield Closing Date;

          (18) Liens on or sales of receivables; and

          (19) Liens that secure Indebtedness with an aggregate principal amount not in excess of $5 million at any time outstanding.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof. "Place of Payment" means, with respect to any series of Securities issued hereunder, the city or political subdivision so designated with respect to the series of Securities in question in accordance with the provisions of
Section 3.01.

     "Predecessor Securities" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

     "Preferred Stock" means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price specified in the Security at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Security on any Interest Payment Date means the date specified in such Security as the Regular Record Date.

     "Related Person" means, as applied to any Person, any other Person directly or indirectly owning:

          (1) 10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person) or

          (2) 10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

     "Repayment Date", when used with respect to any Security to be repaid, means the date fixed for such repayment pursuant to such Security.

     "Repayment Price", when used with respect to any Security to be repaid, means the price at which it is to be repaid pursuant to such Security.

     "Required Currency", when used with respect to any Security, has the meaning set forth in Section 1.14.

     "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payments" has the meaning provided in Section 10.04.

     "Restricted Subsidiary" means any of the Company's Subsidiaries other than an Unrestricted Subsidiary.

     "Security" or "Securities" means any note or notes, bond or bonds, debenture or debentures, or any other evidences of indebtedness, as the case may be, of any series authenticated and delivered from time to time under this Indenture.

     "Security Register" shall have the meaning specified in Section 3.05.

     "Security Registrar" means the Person who keeps the Security Register specified in Section 3.05. The Company initially appoints the Trustee to act as Security Registrar for the Securities on its behalf. The Company may at any time and from time to time authorize any Person to act as Security Registrar in place of the Trustee with respect to any series of Securities issued under this Indenture.

     "Securityholder" means a Person in whose name a security is registered in the Security Register.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

          (1) for the Company's most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

          (2) as of the end of such fiscal year, was the owner of more than 10% of the Company's consolidated assets and those of its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements for such fiscal year.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

     "Specified Date" means any Redemption Date, any Payment Date for an Offer to Purchase or any date on which any Securities of a series under this Indenture first become due and payable after an Event of Default.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

     "Stated Maturity" means:

          (1) with respect to any Security, the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable; and

          (2) with respect to any scheduled installment of principal of or interest on any Security as the fixed date on which such installment is due and payable.

     "Strategic Subordinated Indebtedness" means the Company's Indebtedness Incurred to finance the acquisition of a Person engaged in a business that is related, ancillary or complementary to the business conducted by the Company or any of its Restricted Subsidiaries, which Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is
Incurred: (1) is expressly made subordinate in right of payment to any Securities under this Indenture; and

          (2) provides that no payment of principal, premium or interest on, or any other payment with respect to, such Indebtedness may be made prior to the payment in full of all of the Company's obligations under such Securities; provided, however, that such Indebtedness may provide for and be repaid at any time from the proceeds of the sale of the Company's Capital Stock (other than Disqualified Stock) or other of the Company's Indebtedness which by its terms, or by the terms of any agreement or instrument pursuant to which such other Indebtedness is Incurred, meets clauses (1) and (2) above after the Incurrence of such Indebtedness.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Tax Amount" means, with respect to any period, without duplication, the increase in the cumulative United States Federal, state and local tax liability of holders of equity interests in the Company (or if such holder is a pass-through entity for United States income tax purposes, holders of its equity interests) in respect of their interests in the Company for such period plus any additional amounts payable to such holders to cover taxes arising from the ownership of such equity interests in the Company but excluding any increase in tax liability or additional amounts payable in respect of a gain realized by a holder of an equity interest in the Company upon the sale or disposition by such holder of an equity interest, including without limitation, any redemption thereof by the Company.

     "Temporary Cash Investment" means any of the following:

          (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

          (2) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than a Company Affiliate) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S and P;

          (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (6) corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S and P; and

          (7) money market funds at least 95% of the assets of which are invested in the foregoing.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Trading Day" shall mean, with respect to the Common Stock or a Marketable Security, so long as the Common Stock or such Marketable Security, as the case may be, is listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, or, if the Common Stock or such Marketable Security, as the case may be, is not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which the Common Stock or such Marketable Security, as the case may be, is listed is open for the transaction of business, or, if the Common Stock or such Marketable Security, as the case may be, is not so listed or admitted for trading on any national securities exchange, a day on which NASDAQ is open for the transaction of business.

     "Tranche" has the meaning specified in Section 11.03.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" or "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the Trustee in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary of the Company by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Company's Capital Stock, or owns or holds any Lien on any of the Company's property or those of any Restricted Subsidiary; provided, however, that

               (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

               (B) either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 10.04; and

               (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 10.03 and Section 10.04.

     The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which it is full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of such Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that

     (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "Vice President" when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president", including, without limitation, an assistant vice president.

     "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for election of directors, managers or other voting members of the governing body of such Persons.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than annual statements of compliance provided pursuant to Section 10.21) shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons may certify or give an opinion as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.04. Acts of Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders or Securityholders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing or may be embodied in one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Securityholders' consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. If any Securities are denominated in coin or currency other than that of the United States, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the immediately preceding sentence. If any Securities are Original Issue Discount Securities, then for the purposes of determining whether the Holders of the requisite principal amount of Securities have taken any action as herein described, the principal amount of such Original Issue Discount Securities shall be deemed to be the amount of the principal thereof that would be due and payable upon a declaration of acceleration of the Maturity thereof as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the first sentence of this
Section 1.04(a). Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date, and that no such authorization, agreement or consent may be amended, withdrawn or revoked once given by a Holder, unless the Company shall provide for such amendment, withdrawal or revocation in conjunction with such solicitation of authorizations, agreements or consents or unless and to the extent required by applicable law.

     (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Security.

     SECTION 1.05. Notices, etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

          (1) the Trustee by any Securityholder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Institutional Trust Services; or

          (2) the Company by the Trustee or by any Securityholder shall be sufficient for every purpose hereunder (except as provided in Section 5.01(4) and (5) or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 1.06. Notices to Securityholders; Waiver. Where this Indenture or any Security provides for notice to Securityholders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Securityholder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice or communication shall also be mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. In any case where notice to Securityholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Securityholder shall affect the sufficiency of such notice with respect to other Securityholders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Securityholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Securityholder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 1.07. Conflict with Trust Indenture Act. If and to the extent that any provision hereof limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, any of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

     SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 1.10. Separability clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Security Registrar and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.12. Governing Law. This Indenture shall be construed in accordance with and governed by the laws of the State of New York. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

     SECTION 1.13. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 1.14. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, on the Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing,

"New York Banking Day" means any day except a Saturday, Sunday or a legal holiday in the City of New York or a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

     SECTION 1.15. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of Maturity of any Security shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Security as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of Maturity of such Security: provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of Maturity, as the case may be.


                                   ARTICLE II

                                 Security Forms
                                 --------------

     SECTION 2.01. Forms Generally. The Securities shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

     The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.

     SECTION 2.02. Forms of Securities. Each Security shall be in one of the forms approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific Officer or Officers to approve a form of Security, a certificate of such Officer or Officers approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee's authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

     SECTION 2.03. Form of Trustee's Certificate of Authentication. The form of Trustee's Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                THE CHASE MANHATTAN BANK,
                                                as Trustee

                                                  by
                                                     ------------------------
                                                     Authorized Officer

     SECTION 2.04. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections 2.02 and 3.01 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 3.03 and the Company Order delivered to the Trustee or its agent thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in a Company Order, (ii) shall be registered in the name of the Depository for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depository or pursuant to the Depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless this certificate is presented by an authorized representative of the Depository to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of the nominee of the Depository or in such other name as is requested by an authorized representative of the Depository (and any payment is made to the nominee of the Depository or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, the nominee of the Depository, has an interest herein. Unless and until it is exchanged in whole or in part for individual securities registered in the names of participants in the Depository, this certificate may not be transferred except as a whole by the Depository or by a nominee of the Depository to the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository."

     (b) Notwithstanding any other provision of this Section 2.04 or of Section 3.05, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.05, only to a nominee of the Depository for such Global Security, or to the Depository, or a successor Depository for such Global Security selected or approved by the Company, or to a nominee of such successor Depository.

     (c) (i) If at any time the Depository for a Global Security notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for the Securities for such series shall no longer be eligible or in good standing under the Exchange Act, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to such Global Security. If a successor Depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

     (ii) The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

     (iii) If specified by the Company pursuant to Sections 2.02 and 3.02 with respect to Securities issued or issuable in the form of a Global Security, the Depository for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without service charge, (1) to each Person specified by such Depository a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest as specified by such Depository in the Global Security; and (2) to such Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

     (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee or its agent. Except as provided in the preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver at its Corporate Trust Office such Securities to the Persons in whose names such Securities are so registered.


                                   ARTICLE III

                                 The Securities
                                 --------------

     SECTION 3.01. General Title; General Limitations; Issuable in Series; Terms of Particular Series. The aggregate principal amount of Securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.

     The Securities may be issued in one or more series as from time to time may be authorized by the Board of Directors. There shall be established in or pursuant to a Board Resolution and set forth in an Officers' Certificate or in a supplemental indenture, subject to Section 3.11, prior to the issuance of Securities of any such series:

          (1) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of any other series);

          (2) any limit on the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture;

          (3) the date or dates on which the principal and premium with respect to the Securities of such series is payable;

          (4) the rate or rates (which may be fixed or variable) at which the Securities of such series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the method by which such dates will be determined and the Regular Record Date for any interest payable on any Interest Payment Date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

          (5) the currency or currencies or units based on or related to currencies in which Securities of the series shall be denominated and in which payments of principal of, and any premium and interest on, such Securities shall or may be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the Trustee where the principal, premium and interest with respect to Securities of such series shall be payable;

          (6) the period or periods within which, the Redemption Price or Prices or the Repayment Price or Prices, as the case may be, at which and the terms and conditions upon which Securities of such series may be redeemed or repaid, as the case may be, in whole or in part, at the option of the Company or the Holder;

          (7) whether Securities of such series are to be issued in registered form or bearer form or both and, if Securities are to be issued in bearer form, whether coupons will be attached to them, whether Securities of the series which are in bearer form may be exchanged for Securities of the series issued in registered form, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

          (8) if any Securities of such series are to be issued in bearer form or as one or more Global Securities representing individual Securities of the series in bearer form, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Security of the series in bearer form payable with respect to any Interest Payment Date prior to the exchange of such temporary Security in bearer form for definitive Securities of the series in bearer form shall be paid to any clearing organization with respect to the portion of such temporary Security in bearer form held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date; and the terms upon which a temporary Security in bearer form may be exchanged for one or more definitive Securities of the series;

          (9) the obligation, if any, of the Company to purchase, redeem or repay Securities of such series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of such series shall be purchased, redeemed or repayed, in whole or in part, pursuant to such obligation;

          (10) provisions, if any, with regard to the conversion or exchange of the Securities of such series, at the option of the Holders thereof or the Company, as the case may be, for or into new Securities of a different series, Common Stock or other securities and, if the Securities of such series are convertible into Common Stock or other Marketable Securities, the Conversion Price therefor;

          (11) if other than denominations of $1000 and any integral multiple thereof, the denominations in which Securities of such series shall be issuable;

          (12) if the amount of principal, premium or interest with respect to the Securities of such series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

          (13) if the principal amount payable at the Stated Maturity of Securities of such series will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity or which will be deemed to be outstanding as of any such date, and, if necessary, the manner of determining the equivalent thereof in United States currency;

          (14) any changes or additions to the provisions of this Indenture dealing with defeasance;

          (15) if other than the principal amount thereof, the portion of the principal amount of Securities of the series, which shall be payable upon declaration of acceleration of the Maturity thereof or provable in bankruptcy;

          (16) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the Securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of this Indenture as then in effect;

          (17) any Event of Default with respect to the Securities of such series, if not set forth herein, and any additions, deletions or other changes to the Events of Default set forth herein that shall be applicable to the Securities of such series and any change in the right of the Trustee or the Holders to declare the principal, premium and interest with respect to such Securities due and payable;

          (18) if the Securities of such series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depository for such Global Securities or Securities;

          (19) any Authenticating or Paying Agents, transfer agents or Registrars;

          (20) the applicability of, and any addition to or change in, Article X or in the terms then set forth in this Indenture relating to permitted consolidations, mergers or sales of assets;

          (21) the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect;

          (22) the subordination, if any, of the Securities of the series pursuant to this Indenture and any changes or additions to the provisions of this Indenture relating to subordination;

          (23) with regard to Securities of the series that do not bear interest, the dates for certain required reports to the Trustee; and

          (24) any other terms of such series.

all upon such terms as may be determined in or pursuant to such Board Resolution and set forth in an Officers' Certificate or in a supplemental indenture with respect to such series.

     The form of the Securities of each series shall be established pursuant to the provisions of this Indenture in or pursuant to the Board Resolution or in the supplemental indenture creating such series. The Securities of each series shall be distinguished from the Securities of each other series in such manner, reasonably satisfactory to the Trustee, as the Board of Directors may determine.

          Unless otherwise provided with respect to Securities of a particular series, the Securities of any series may only be issuable in registered form, without coupons.

          Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing for the method by which such terms or provisions shall be determined.

     SECTION 3.02. Denominations. The Securities of each series shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in or pursuant to the Board Resolution or the supplemental indenture creating such series. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in fully registered form in denominations of $1,000 and any integral multiple thereof.

     SECTION 3.03. Execution, Authentication and Delivery and Dating. The Securities shall be executed on behalf of the Company by an Officer of the Company under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these Officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication; and the Trustee shall, upon Company Order, authenticate and deliver such Securities as in this Indenture provided and not otherwise.

     Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to any Officers' Certificate (such Officers' Certificate shall certify that such issuance of Securities is in compliance with Article X) and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 1.02, and the Board Resolution and any certificate relating to the issuance of the series of Securities required to be furnished pursuant to Section 2.02, an Opinion of Counsel stating that:

          (1) all instruments furnished to the Trustee conform to the requirements of the Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Securities;

          (2) the form and terms of such Securities have been established in conformity with the provisions of this Indenture;

          (3) all laws and requirements with respect to the execution and delivery by the Company of such Securities have been complied with, the Company has the corporate power to issue such Securities and such Securities have been duly authorized and delivered by the Company and, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and entitled to the benefits of this Indenture, equally and ratably with all other Securities, if any, of such series Outstanding;

          (4) the Indenture is qualified under the Trust Indenture Act; and

          (5) such other matters as the Trustee may reasonably request;

and, if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture with respect to that series of Securities have been complied with, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws and legal principles affecting creditors' rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity).

     The Trustee shall not be required to authenticate such Securities if the issue thereof will adversely affect the Trustee's own rights, duties or immunities under the Securities and this Indenture.

     Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancelation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 3.04. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Section 3.03, together with a Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment, without charge to the Holder; and upon surrender for cancelation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series of authorized denominations and of like tenor and terms. Until so exchanged the temporary Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     SECTION 3.05. Registration, Transfer and Exchange. The Company shall keep or cause to be kept a register or registers (herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities, or of Securities of a particular series, and of transfers of Securities or of Securities of such series. Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 10.02. There shall be only one Security Register per series of Securities.

     Subject to Section 2.04, upon surrender for registration of transfer of any Security of any series at the office or agency of the Company maintained for such purpose in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms.

     Subject to Section 2.04, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing. Unless otherwise provided in the Security to be registered for transfer or exchange, no service charge shall be made on any Securityholder for any registration of transfer or exchange of Securities, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.03 and ending at the close of business on the date of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.

     SECTION 3.06. Mutilated, Destroyed, Lost and Wrongfully Taken Securities. If (i) any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or wrongful taking of any Security, and (ii) there is delivered to the Company and the Trustee such Security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall issue and upon its written request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or wrongfully taken Security, a new Security of like tenor, series, Stated Maturity and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or wrongfully taken Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or wrongfully taken Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

     SECTION 3.07. Payment of Interest; Interest Rights Preserved. Unless otherwise provided with respect to such Security pursuant to Section 3.01, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or clause (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted

     Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to the Holder of each such Security at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     If any installment of interest the Stated Maturity of which is on or prior to the Redemption Date for any Security called for redemption pursuant to
Article XI is not paid or duly provided for on or prior to the Redemption Date in accordance with the foregoing provisions of this Section, such interest shall be payable as part of the Redemption Price of such Securities.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 3.08. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.07) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     SECTION 3.09. Cancelation. All Securities surrendered for payment, conversion, redemption, registration of transfer, exchange or credit against a sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancelation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Security shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities in accordance with its standard procedures.

     SECTION 3.10. Computation of Interest. Unless otherwise provided as contemplated in Section 3.01, interest on the Securities shall be calculated on the basis of a 360- day year of twelve 30-day months.

     SECTION 3.11. Delayed Issuance of Securities. Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers' Certificate, Board Resolution, supplemental indenture, Opinion of Counsel or Company Order otherwise required pursuant to Sections 1.02, 2.02,
3.01 and 3.03 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided, however, that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate or other certificates delivered pursuant to Sections 1.02 and 2.02 shall be true and correct as if made on such date.

     A Company Order, Officers' Certificate or Board Resolution or supplemental indenture delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time in the aggregate principal amount, if any, established for such series pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Company Order upon the telephonic, electronic or written order of Persons designated in such Company Order, Officers' Certificate, supplemental indenture or Board Resolution (any such telephonic or electronic instructions to be promptly confirmed in writing by such Persons) and that such Persons are authorized to determine, consistent with such Company Order, Officers' Certificate, supplemental indenture or Board Resolution, such terms and conditions of said Securities as are specified in such Company Order, Officers' Certificate, supplemental indenture or Board Resolution.


                                   ARTICLE IV

                             Discharge Of Indenture
                             ----------------------

     SECTION 4.01. Termination of Company's Obligations. Except as otherwise provided in this Section 4.01, ----- the Company may terminate its obligations under any series of Securities and, with respect to such series, under this Indenture if:

          (1) all Securities of such series previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities of such series that have been replaced or Securities of such series that are paid pursuant to
     Section 10.01 or Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 4.05) have been delivered to the Trustee for cancelation and the Company has paid all sums payable by it hereunder; or

          (2) (A) all Securities of such series have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay, through the payment of principal, premium, if any, and interest in accordance with their terms not later than one day prior to the relevant due date, principal, premium, if any, and interest on the Securities of such series to Maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

     With respect to the foregoing clause (1), the Company's obligations under
Section 6.07 shall survive. With respect to the foregoing clause (2), the Company's obligations in Sections 3.02, 3.03, 3.05, 3.06, 3.07, 4.04, 4.05,
4.06, 6.06, 6.07, 6.10, 10.01, 10.02 and 10.20, shall survive until the
Securities of such series are no longer Outstanding. Thereafter, only the Company's obligations in Sections 6.07, 4.04, 4.05 and 4.06 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of such series, and this Indenture except for those surviving obligations specified above.

     SECTION 4.02. Defeasance and Discharge of Indenture. The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series on the 123rd day after the date of the deposit referred to in clause (A) of this Section 4.02, and the provisions of this Indenture will no longer be in effect with respect to the Securities of such series, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same, except as to (i) rights of registration of transfer and exchange, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Holders as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them; provided, however, that the following conditions have been satisfied if:

          (A) with reference to this Section 4.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities of a Series, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the Outstanding Securities on the Stated Maturity of such principal or interest; provided, however, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

          (B) the Company has delivered to the Trustee (1) either (i) an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 4.02 provision and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable Federal income tax law after the date of this Indenture such that a ruling is no longer required or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (C) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under this Indenture, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (D) if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that such Securities will not be delisted as a result of such deposit, defeasance and discharge; and

          (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 4.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 123-day (or one year) period referred to in clause (B)(2) of this Section 4.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 123-day (or one year) period with respect to this Section 4.02, the Company's obligations in 3.02, 3.03, 3.05, 3.06, 3.07, 4.04, 4.05, 4.06,
6.07, 10.01, 10.02 and 10.20 shall survive until the Securities of such series are no longer Outstanding. Thereafter, only the Company's obligations in Sections 4.05 and 6.07 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(i) of this
Section 4.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 10.01, then the Company's obligations under such Section 10.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 4.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities of such series and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 4.03. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 8.01 and Sections 10.03 through 10.11 and clause (3) of Section 5.01 with respect to clauses (iii) and (iv) of Section 8.01, clause (4) of Section
5.01 with respect to Sections 10.01, 10.02 and 10.12 through 10.19 and clauses
(5) and (6) of Section 5.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 4.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Securities, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the Outstanding Securities on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Securities;

          (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Securityholder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and the continuing on the date of such deposit or during the period ending on the 123rd day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (iv) if the Securities are then listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities will not be delisted as a result of such deposit, defeasance and discharge; and

          (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 4.03 have been complied with.

     SECTION 4.04. Application of Trust Money. Subject to Sections 4.05 and 4.06, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 4.01, 4.02 or 4.03, as the case may be, and shall apply the deposited money and the money from the U.S. Government Obligations in accordance with the series of Securities in respect of which it was deposited and this Indenture to the payment of principal of, premium, if any, and interest on such Securities; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 4.05. Repayment to Company. Subject to Sections 4.01, 4.02 and 4.03 and 6.07 the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a

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                                                                              66


newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 4.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.01,
4.02 or 4.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of any series previously made subject to
Section 4.02 or Section 4.03 shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01, 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.01, 4.02 or 4.03, as the case may be; provided, however, that, if the Company has made any payment of principal of, premium, if any, or interest on any such series of Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such series of Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                    ARTICLE V

                                    Remedies
                                    --------

     SECTION 5.01. Events of Default. "Event of Default", wherever used herein, means with respect to any series of Securities any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution creating such series of Securities or in the form of Security for such series:

          (1) default in the payment of principal of (or premium, if any, on) any Security of that series when the same becomes due and payable at Maturity, upon acceleration, redemption or otherwise;

          (2) default in the payment of interest on any Security of that series when the same becomes due and payable, and such default continues for a period of 30 days;

          (3) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 10.11 or Section 10.12;

          (4) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or in respect of the Securities of such series (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee to the Company or by the Holders of 25% or more in aggregate principal amount of the outstanding securities of such series to the Company and the Trustee;

          (5) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $12 million or more in the aggregate for all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed Maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (6) any final judgment or order (not covered by insurance) for the payment of money in excess of $12 million in the aggregate for all such final judgments or orders against all such Persons (treating

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                                                                              68


     any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $12 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (7) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

          (8) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

     SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 5.01) that occurs with respect to the Company and is continuing with respect to any series, then and in each and every such case, unless the principal of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series acting as a separate class), by notice in writing to the Company (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of such series and all accrued interest thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) of Section 5.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) of Section 5.01 shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and the Company has paid to the Trustee all amounts due pursuant to Section 6.07. If an Event of Default specified in clause
(7) or (8) of Section 5.01 occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Securities of a Series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such a declaration of acceleration has been made with respect to the Securities of any or all series, as the case may be, and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may waive all past Events of Defaults and rescind and annul such declaration of acceleration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due to the Trustee under Section 6.07

               (ii) all overdue interest on all Securities,

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                                                                              70


               (iii) the principal of and premium, if any, on any Security of Such Series that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by the terms of the Securities of such series, and

               (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by the terms of the Securities of such series,

               (b) all existing Events of default, other than the nonpayment of the principal of, premium, if any, and accrued interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 and

               (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, and at the direction of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     SECTION 5.04. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1), (2) or (3) of Section
5.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the terms of a series of Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the

Trustee,  its agents and counsel,  and any amounts due to the Trustee under
Section 6.07.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 5.05. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 5.06. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and any other amounts due the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.

     SECTION 5.07. Application of Money Collected. Any money collected by the Trustee with respect to a series of Securities pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 6.07.

     SECOND: To the payment of the amounts then due and unpaid upon the Securities of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

     THIRD: To the Company or any other obligors of such securities, as their interests may appear, or as a court of competent jurisdiction may direct.

     SECTION 5.08. Limitation on Suits. No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this

Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of, a continuing Event of Default with respect to Securities of such series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60- day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Securities of such series. For the purposes of Section 5.13 of this Indenture and this Section 5.08, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of Outstanding Securities have concurred in any respect or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under law.

     SECTION 5.09. Unconditional Right of Securityholders To Receive Principal, Premium and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, on or after the due date of such payment and such right shall not be impaired or affected without the consent of such Holder.

     SECTION 5.10. Restoration of Rights and Remedies. If the Trustee or any Securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Company, Trustee and the Securityholders shall continue as though no such proceeding had been instituted.

     SECTION 5.11. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.12. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Securityholders, as the case may be.

     SECTION 5.13. Control by Securityholders. The Holders of at least a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that:

          (1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or if the Trustee in good faith shall, by a Responsible Officer, determine in writing that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Holders not taking part in such direction, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction received from Securityholders.

     SECTION 5.14. Waiver of Past Defaults. Subject to Sections 5.02, 5.09 and 9.02, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Security of that Series as specified in clause (1) or (2) of Section 5.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 5.15. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder pursuant to

Section 5.08, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on an Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date, as the case may be).

     SECTION 5.16. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VI

                                   The Trustee
                                   -----------

     SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any series of Securities:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     SECTION 6.02. Notice of Defaults. Within 45 days after the occurrence of any Default or Event of Default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Securityholders of such series, in the manner and to the extent provided in TIA

Section 313(c), as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking or purchase fund installment or analogous obligation with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Securityholders of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(5) with respect to Securities of such series no such notice to Securityholders of such series shall be given until at least 45 days after the occurrence thereof.

     SECTION 6.03. Certain Rights of Trustee. Except as otherwise provided in
Section 6.01 and subject to TIA Sections 315(a) through (d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless either (1) a Responsible Officer of the Trustee assigned to the Corporate Trust Department of the Trustee (or any successor division or department of the Trustee) shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities; and

          (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture provided that the Trustee's conduct does not constitute negligence or bad faith.

     SECTION 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar, any Conversion Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Conversion Agent or such other agent, provided however, that the Trustee is subject to TIA
Section 310(b) and Section 311.

     SECTION 6.06. Money Held in Trust. Subject to the provisions of Section
10.03 and Article IV hereof, all moneys in any currency or currency received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 6.07. Compensation and Reimbursement. The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(7) or (8), the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

     The Company's obligations under this Section 6.07 and any lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article IV of this Indenture and/or the termination of this Indenture. The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     SECTION 6.08. Disqualification; Conflicting Interests. The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of
Section 310(b) of the Trust Indenture Act during the period of time provided for therein. In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded this Indenture with respect to Securities of any particular series of Securities other than that series. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

     SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder who satisfies the requirements of TIA Section 310(a)(1) and has a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee for the Securities of any series issued hereunder. If at any time the Trustee with respect to any series of Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in Section 6.10.

     SECTION 6.10. Resignation and Removal. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

     (b) The Trustee may resign with respect to any series of Securities at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (c) The Trustee may be removed with respect to any series of Securities at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company.

     (d) If at any time:

          (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act pursuant to Section 6.08 with respect to any series of Securities after written request therefor by the Company or by any Securityholder who has been a bona fide Holder of a Security of that series for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of Section 310(b) of the Trust Indenture Act, or

          (2) the Trustee shall cease to be eligible under Section 6.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such Securityholder, or

          (3) the Trustee shall become incapable of acting with respect to any series of Securities, or

          (4) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, with respect to the series, or in the case of clause (4), with respect to all series, or (ii) subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, and at the expense of the Company petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the series, or, in the case of clause (4), with respect to all series.

     (e) If the Trustee shall resign, be removed or become incapable of acting with respect to any series of Securities, or if a vacancy shall occur in the office of the Trustee with respect to any series of Securities for any cause, the Company, by Board Resolution, shall promptly appoint a successor Trustee for that series of Securities. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to such series of Securities shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to such series and supersede the successor Trustee appointed by the Company with respect to such series. If no successor Trustee with respect to such series shall have been so appointed by the Company or the Securityholders of such series and accepted appointment in the manner hereinafter provided, subject to Section 5.14, any Securityholder who has been a bona fide Holder of a Security of that series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to any series and each appointment of a successor Trustee with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its principal Corporate Trust Office.

     SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor trustee hereunder with respect to all or any such series, subject nevertheless to its lien, if any, provided for in Section 6.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not being succeeded shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

     No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article.

     SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     SECTION 6.13. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 6.14. Appointment of Authenticating Agent. At any time when any of the Securities remain Outstanding the Trustee, with the approval of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Company itself, subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee, with the approval of the Company, may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                                              ,
                                             as Trustee

                                               by

                                                 -------------------------------
                                                     As Authenticating Agent


                                               by

                                                 -------------------------------
                                                      As Authorized Agent



                                   ARTICLE VII

                      Securityholders' Lists and Reports by
                               Trustee and Company
                               -------------------

     SECTION 7.01. Company To Furnish Trustee Names and Addresses of Securityholders. The Company will furnish or cause to be furnished to the
Trustee:

          (1) semi-annually, not more than 15 days after December 15 and June 15 in each year in such form as the Trustee may reasonably require, a list of the names and addresses of the Holders of Securities of each series as of such December 15 and June 15, as applicable, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar for Securities of a series, no such list need be furnished with respect to such series of Securities.

     SECTION 7.02. Preservation of Information; Communications to Securityholders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in
Section 7.01 and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar, if so acting and shall otherwise comply with TIA Section 312(a). The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

     (b) If three or more Holders of Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

          (ii) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Securityholders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless, within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securityholders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all Securityholders of such series or all Securityholders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

     SECTION 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year commencing with the first May 15 after the issuance of Securities, the Trustee shall transmit by mail, at the Company's expense, to all Holders as their names and addresses appear in the Security Register, as provided in Trust Indenture Act 313(c), a brief report dated as of May 15 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a).

     (b) The Trustee shall transmit by mail, at the Company's expense, to all Holders as their names and addresses appear in the Security Register, as provided in Trust Indenture Act 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b).

     (c) A copy of each such report shall, at the time of such transmission to Holders, be furnished to the Company and, in accordance with Trust Indenture Act
Section 313(d), be filed by the Trustee with each stock exchange upon which the Securities are listed, and also with the Commission.

     SECTION 7.04. Reports by Company. The Company shall file with the Trustee, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. The Company also shall comply with the other provisions of Trust Indenture Act Section 314(a).


                                  ARTICLE VIII

                  Consolidation, Merger, Conveyance or Transfer
                  ---------------------------------------------

     SECTION 8.01. Consolidation, Merger, Conveyance or Transfer on Certain Terms. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of such Securities shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; provided, however, that this clause (iii) shall only apply to a sale of substantially all, but less than all, of the assets of the Company; (iv) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Securities, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 10.03; provided, however, that this clause (iv) shall not apply to (x) a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company if immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor on the Securities, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would, if Incurred at such time, have been permitted to be Incurred (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture or (y) a consolidation, merger or sale of all or substantially all of the assets of the Company or any Person becoming the successor obligor of the Securities shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv) above) and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

     SECTION 8.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 8.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Securities in the case of a lease of all or substantially all of its property and assets.


                                   ARTICLE IX

                             Supplemental Indentures
                             -----------------------

     SECTION 9.01. Supplemental Indentures Without Consent of Securityholders. Without the consent of the Holders of any Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect or inconsistency in this Indenture; provided, however, that such amendments or supplements shall not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

          (2) to comply with Article Eight;

          (3) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

          (5) to establish any form of Security, as provided in Article II and to provide for the issuance of any series of Securities as provided in
     Article III and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series or;

          (6) to add one or more Subsidiary Guarantees on the terms required by this Indenture; or

          (7) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

          (8) to provide for the issuance of Securities in coupon as well as fully registered form; or

          (9) to provide for the terms and conditions of conversion into Common Stock or other Marketable Securities of the Securities of any series which are convertible into Common Stock or other Marketable Securities, if different from those set forth in Article XII; or

          (10) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or
     (ii) shall become effective only when there is not such Security
     Outstanding.

     No supplemental indenture for the purposes identified in clauses (2), (3),
(5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of Outstanding Securities of any series in any material respect.

     SECTION 9.02. Supplemental Indentures with Consent of Securityholders. Subject to Sections 5.09 and 5.14 and without prior notice to the Holders, the Company, when authorized by the Boards of Directors (as evidenced by Board Resolutions), and the Trustee may amend this Indenture and such Securities with the written consent of the Holders of a majority in aggregate principal amount of the Securities then Outstanding, and the Holders of a majority in aggregate principal amount of the Securities then Outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected,

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                                                                              94


an amendment or waiver, including a waiver pursuant to Section 5.14, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

          (ii) reduce the principal amount of, premium, if any, or interest on any Security;

          (iii) change the place or currency of payment of principal of, premium, if any, or interest on, any Security;

          (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Security;

          (v) reduce the percentage or principal amount of outstanding Securities the consent of whose Holders is necessary to modify or amend this Indenture or to waive compliance with certain provisions of or certain Defaults under this Indenture;

          (vi) waive a default in the payment of principal of, premium, if any, or interest on, any Security; or

          (vii) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

     SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of TIA as then in effect.

     SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


                                    ARTICLE X

                                    Covenants
                                    ---------

     SECTION 10.01. Payment of Principal, Premium and Interest. With respect to each series of Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Securities in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in the Indenture for the benefit of, the Securities of such series.

     SECTION 10.02. Maintenance of Office or Agency. The Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served and where any Securities with conversion privileges may be presented and surrendered for conversion. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.

     Unless otherwise set forth in, or pursuant to, a Board Resolution or indenture supplemental hereto with respect to a series of Securities, the Company hereby initially designates as the Place of Payment for each series of Securities, the Borough of Manhattan, the City and State of New York, and initially appoints the Trustee at its Corporate Trust Office as the Company's office or agency for each such purpose in such city.

     SECTION 10.03. Limitation on Indebtedness. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than Indebtedness existing on the Existing High Yield Closing Date); provided, however, that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6.0:1.

     Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness outstanding at any time in an aggregate principal amount not to exceed $300 million, less any amount of such Indebtedness permanently repaid as provided under Section 10.11;

          (ii) Indebtedness owed (A) to the Company evidenced by a promissory note or (B) to any Restricted Subsidiary; provided, however, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (i), (ii), (iv), (vi), (viii) or
     (ix) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund any series of Securities under this Indenture or Indebtedness that is pari passu with, or subordinated in right of payment to, such Securities shall only be permitted under this clause (iii) if (A) in case any series of Securities are refinanced in part or the Indebtedness to be refinanced is pari passu with such Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, such Securities that remain outstanding, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to such Securities, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to such Securities at least to the extent that the Indebtedness to be refinanced is subordinated to such Securities and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of the Company be refinanced by means of any Indebtedness of any Restricted Subsidiary pursuant to this clause (iii);

          (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements (a) are designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder, and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

          (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Securities tendered in an Offer to Purchase made as a result of a Change of Control or (B) deposited to defease any series of Securities under this Indenture pursuant to Article IV;

          (vi) Guarantees of any series of Securities under this Indenture and Guarantees of Indebtedness of the Company by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 10.07;

          (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired plus goodwill associated therewith) by the Company or a Restricted Subsidiary after the date of this Indenture;

          (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two times (A) the Net Cash Proceeds received by the Company after the Existing High Yield Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent (I) such Net Cash Proceeds have not been used pursuant to clause (C)(2) of the first paragraph or clause (iii), (iv), (vi) or (vii) of the second paragraph of Section 10.04 to make a Restricted Payment and (II) if such Net Cash Proceeds are used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, the amount of such Net Cash Proceeds exceeds one-half of the amount of Acquired Indebtedness so Incurred and (B) 80% of the fair market value of property (other than cash and cash equivalents) received by the Company after the Existing High Yield Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company, to the extent
     (I) such sale of Capital Stock has not been used pursuant to clause (iii),
     (iv), (vi) or (vii) of the second paragraph of Section 10.04 to make a Restricted Payment and (II) if such Capital Stock is used to consummate a transaction pursuant to which the Company Incurs Acquired Indebtedness, 80 % of the fair market value of the property received exceeds one-half of the amount of Acquired Indebtedness so Incurred; provided, however, that such Indebtedness does not mature prior to the longest Stated Maturity of any Securities Outstanding under this Indenture and has an Average Life longer than the Average Life of all Securities Outstanding under this Indenture;
     (ix) Acquired Indebtedness;

          (x) Strategic Subordinated Indebtedness; and

          (xi) subordinated Indebtedness of the Company (in addition to Indebtedness permitted under clauses (i) through (x) above) in an aggregate principal amount outstanding at any time not to exceed $200 million, less any amount of such Indebtedness permanently repaid as provided under
     Section 10.11.

     (b) Notwithstanding any other provision of this Section 10.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 10.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 10.03, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 10.09 shall not be treated as Indebtedness. For purposes of determining compliance with this
Section 10.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

     (d) For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, provided that (x) the dollar-equivalent principal amount of any such Indebtedness outstanding on the Existing High Yield Closing Date the relevant currency exchange rate in effect on the Existing High Yield Closing Date and (y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness, converted into the currency in which the Indebtedness being refinanced is denominated at the currency exchange rate in effect on the date of such refinancing, does not exceed the principal amount of such Indebtedness being refinanced (plus premiums, accrued interest, fees and expenses). The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the foreign currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

     SECTION 10.04. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and
(y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders) held by Persons other than the Company or any of its Restricted Subsidiaries;

          (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

          (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to Securities Outstanding under this Indenture; or

          (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

          (A) a Default or Event of Default shall have occurred and be continuing;

          (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 10.03; or

          (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Existing High Yield Closing Date shall exceed the sum of (1) the amount by which Consolidated EBITDA exceeds 150% of Consolidated Interest Expense, in each case, determined on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Existing High Yield Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee pursuant to Section 10.18, plus (2) the aggregate Net Cash Proceeds received by the Company after the Existing High Yield Closing Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness of the

     Company for cash subsequent to the Existing High Yield Closing Date upon the conversion of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of such Securities), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) or (ix) of the second paragraph under Section 10.03, plus
     (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

     The foregoing provision shall not be violated by reason of

     (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

     (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to such Securities including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 10.03;

     (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company
(or options, warrants or other rights to acquire such Capital Stock);

     (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to any series of Securities under this Indenture in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

     (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company;

     (vi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investments; provided, however, that the aggregate amount of Investments made pursuant to this clause (vi) does not exceed the sum of (a) $10 million and (b) the amount of Net Cash Proceeds received by the Company after the Existing High Yield Closing Date from the sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) or (ix) under Section 10.03 or to make Restricted Payments pursuant to clause (C)(2) of the first paragraph, or clauses (iii) or (iv) of this paragraph, of this Section 10.04, plus (z) the net reduction in Investments made pursuant to this clause (vi) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale of any such Investment (except in each case to the extent any such payment or proceeds is included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided that the net reduction in any Investment shall not exceed the amount of such Investment;

     (vii) Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company;

     (viii) other Restricted Payments in an aggregate amount not to exceed $10 million;

     (ix) for so long as the Company is treated as a pass-through entity for United States Federal income tax purposes, distributions to equity holders of the Company in an amount not to exceed the Tax Amount for such period; and

     (x) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly directors, officers or employees of the Company or any Restricted Subsidiary, provided that the aggregate amount of all such repurchases made in any calendar year pursuant to this clause (x) shall not exceed $2.0 million; provided, however, that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof and an Investment referred to in clause (vi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 10.04 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of such Securities, or Indebtedness that is pari passu with such Securities, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this Section
10.04 only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

     SECTION 10.05. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,
(ii) pay any Indebtedness owed to the Company or any other Restricted
Subsidiary,

(iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The foregoing provisions shall not restrict any encumbrances or restrictions: (i) existing on the date of this Indenture or any other agreements in effect on the Existing High Yield Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (ii) existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary; (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any extensions, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such extensions, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, renewed or replaced; (iv) in the case of clause (iv) of the first paragraph of this Section 10.05, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset,
(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or (vi) contained in the terms of any Indebtedness or, any agreement pursuant to which such Indebtedness was issued if (A) the encumbrance or restriction either (1) applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement or (2) is contained in a Credit Agreement, (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of Securities than is customary in comparable finances (as determined by the Company) and (C) the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company's ability to make principal or interest payments on any series of Securities under this Indenture. Nothing contained in this
Section 10.05 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 10.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 10.06. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 10.04 if made on the date of such issuance or sale; or (iv) issuances or sales of Common Stock of a Restricted Subsidiary, provided that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with Section 10.11.

     SECTION 10.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company which is pari passu with or subordinate in right of payment to any series of Securities under this Indenture ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a

"Subsidiary Guarantee") of payment of such Securities by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided, however, that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with any series of Securities under this Indenture, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to such Securities, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to such Securities.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 10.08. Limitation on Transactions with Stockholders and Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a Related Person or an Affiliate.

     The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries; (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (v) any transaction with respect to the lease or sharing or other use of cable or fiber lines, equipment, transmission capacity, right-of-way or other access rights, between the Company or any Restricted Subsidiary and any other Person; provided, however, that such transaction is on terms that (A) are consistent with past practice of the Company and its Restricted Subsidiaries and (B) are no less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person (or, in the event that there are no comparable transactions involving unrelated Persons to apply for comparative purposes, is otherwise on terms that, taken as a whole, the Company has determined to be fair to the Company or the relevant Restricted Subsidiary) or
(vi) any Restricted Payments not prohibited by Section 10.04. Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this Section 10.08 and not covered by clauses (ii) through
(vi) of this paragraph, the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (i)(A) or (B) above.

     SECTION 10.09. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of any series of Securities under this Indenture and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to such Securities, prior to) the obligation or liability secured by such Lien.

     The foregoing limitation does not apply to (i) Liens existing as of the Existing High Yield Closing Date; (ii) Liens granted after the Existing High Yield Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the Holders; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of
Section 10.03; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; (v) Liens on the Capital Stock of, or any property or assets of, a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary permitted under Section 10.03; or
(vi) Permitted Liens.

     SECTION 10.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

     The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with
Section 10.11.

     SECTION 10.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted

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Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75 % of the consideration received consists of cash, Temporary Cash Investments or the assumption of Indebtedness of the Company (other than Indebtedness that is subordinated to any Series of Securities under this Indentures) or of a Restricted Subsidiary and unconditional release of the Company and its Restricted Subsidiaries from all liability on the Indebtedness assumed; provided, however, that this clause (ii) shall not apply to long-term assignments of capacity in a telecommunications network. In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the date of this Indenture in any period of 12 consecutive months exceed 10 % of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission pursuant to Section 10.18), then the Company shall or shall cause the relevant Restricted Subsidiary to (1) within 12 months after the date Net Cash Proceeds so received exceed 10% of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds less any amounts invested within 6 months prior to such Asset Sale in property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries on the date of such Asset Sale (the "Adjusted Net Cash Proceeds") to permanently repay unsubordinated Indebtedness of the Company, or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to Section 10.07 or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount of Adjusted Net Cash Proceeds not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment (as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) and

(2) apply (no later than the end of the 12-month period referred to in clause
(i)) such excess Adjusted Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this Section 10.11. The amount of such excess Adjusted Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

     If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this
Section 10.11 totals at least $10 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders on a pro rata basis an aggregate principal amount of Securities and to the extent permitted or required by the terms thereof, any other Indebtedness of the Company that is pari passu with such Securities, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of such Securities and such other Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to the Payment Date.

     SECTION 10.12. Repurchase of Securities upon a Change of Control. The Company shall commence within 30 days of the later of (a) the occurrence of a Change of Control and (b) the end of the Change of Control Period with respect to a Change of Control, and consummate an Offer to Purchase for all Securities then Outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date; provided, however, that, the Company shall not be required to commence and consummate an Offer to Purchase if, at the time specified above for the commencement of an Offer to Purchase, such Securities shall be rated Investment Grade.

     SECTION 10.13. Existence. Subject to Articles VIII and X of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective existences and the existence of each of the Restricted Subsidiaries in accordance with the respective organizational documents of the Company each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve

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any such right, license or franchise, or the existence of any Restricted
Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole.

     SECTION 10.14. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each of the Restricted Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) either the Company or any such Restricted Subsidiary, (b) the income or profits of any such Restricted Subsidiary which is a corporation or (c) the property of either the Company or any such Restricted Subsidiary and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     SECTION 10.15. Maintenance of Properties and Insurance. The Company will cause all properties used or useful in the conduct of its business or the business of any of the Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10.15 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company or of such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

     The Company will provide or cause to be provided, for itself and the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as the Company in good faith shall determine to be reasonable and appropriate in the circumstances.

     SECTION 10.16. Notice of Defaults. In the event that any Officer of the Company becomes aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

     SECTION 10.17. Compliance Certificates. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year and, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and the Restricted Subsidiaries' performance under this Indenture and that the Company, as applicable, has complied with all conditions and covenants under this Indenture. If any of the Officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

     SECTION 10.18. Commission Reports and Reports to Holders. The Company shall file with the Commission all such reports and other information required by
Section 13(a) or 15(d) under the Exchange Act, regardless of whether such Sections of the Exchange Act are applicable to the Company. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information within 15 days after the date it would have been required to file such reports or other information with the Commission had it been subject to such Sections; provided, however, that the copies of such reports mailed to Holders may omit exhibits which the Company will supply to any Holder at such Holder's request. The Company also shall comply with the other provisions of TIA
Section 314(a).

     SECTION 10.19. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Obligors from paying all or any portion of the principal of, premium, if any, or interest on such Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 10.20. Money for Security Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, on or prior to each due date of the principal of (and premium, if any) or interest on, any Securities of such series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Securities of such series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums so held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company mail to the Holders of the Securities as to which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Securities as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it.

     SECTION 10.21. Statement as to Compliance. The Company will deliver to the Trustee, within 90 days after

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                                                                             116


the end of each fiscal year, an Officers' Certificate, stating that:

          (1) a review of the activities of the Company and its Restricted Subsidiaries during such year and of performance under this Indenture and under the terms of the Securities has been made under his supervision; and

          (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture and has complied with all conditions and covenants on its part contained in this Indenture through such year, or, if there has been a default in the fulfillment of any such obligation, covenant or condition, specifying each such default known to him and the nature and status thereof.

     For the purpose of this Section 10.22, default and compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.


                                   ARTICLE XI

                            Redemption of Securities
                           -------------------------

     SECTION 11.01. Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Securities of any series, either by optional redemption, sinking or purchase fund or analogous obligation or otherwise, by provision therefor in the form of security for such series established and approved pursuant to Section 2.02 and on such terms as are specified in such form or in the indenture supplemental hereto with respect to Securities of such series as provided in Section 3.01. Redemption of Securities of any series shall be made in accordance with the terms of such Securities and, to the extent that this Article does not conflict with such terms, the succeeding Sections of this Article. Notwithstanding anything to the contrary in this Indenture, except in the case of redemption pursuant to a sinking fund, the Trustee shall not make any payment in connection with the redemption of Securities until the close of business on the Redemption Date.

     SECTION 11.02. Election To Redeem; Notice to Trustee. The election of the Company to redeem any Securities redeemable at the election of the Company shall be evidenced by, or pursuant to authority granted by, a Board Resolution. In case of any redemption at the election of the Company of less than all of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series and the Tranche to be redeemed. The Company shall also notify the Trustee the clause of this Indenture pursuant to which redemption is to take place.

     In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

     SECTION 11.03. Selection by Trustee of Securities To Be Redeemed. If less than all the Securities of like tenor and terms of any series (a "Tranche") are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such Tranche not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may include provision for the selection for redemption of portions of the principal of Securities of such Tranche of a denomination larger than the minimum authorized denomination for Securities of that series. Unless otherwise provided in the terms of a particular series of Securities, the portions of the principal of Securities so selected for partial redemption shall be equal to the minimum authorized denomination of the Securities of such series, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for Securities of such series. If less than all the Securities of unlike tenor and terms of a series are to be redeemed, the particular Tranche of Securities to be redeemed shall be selected by the Company.

     If any convertible Security selected for partial redemption is converted in part before the termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.

     Upon any redemption of fewer than all the Securities of a series or Tranche, the Company and the Trustee may treat as Outstanding any Securities surrendered

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                                                                             118


for conversion during the period of fifteen days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed.

     Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers' Certificate and delivered to the Trustee at least 60 days prior to the Redemption Date as being owned of record and beneficially by, and not pledged or hypothecated by either, (a) the Company or (b) an entity specifically identified in such Officers' Certificate as being an Affiliate of the Company.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal of such Security which has been or is to be redeemed.

     SECTION 11.04. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 (or 15 if so provided in the Board Resolution establishing the relevant series) nor more than 60 days prior to the Redemption Date, to each holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Securities to be redeemed;

          (4) that, unless the Company defaults in making the redemption payment on the Redemption Date the Redemption Price will become due and payable upon each

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                                                                             119


     such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

          (5) the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment;

          (6) that the redemption is on account of a sinking or purchase fund, or other analogous obligation, if that be the case; and

          (7) if such Securities are convertible into Common Stock or other securities, the Conversion Price or other conversion price and the date on which the right to convert such Securities into Common Stock or other securities will terminate.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 11.05. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.20) an amount of money sufficient to pay the Redemption Price of and accrued and unpaid interest on all the Securities which are to be redeemed on that date. If any Security to be redeemed is converted into Common Stock or other securities, any money so deposited with the Trustee or a Paying Agent shall be paid to the Company upon Company Request or, if then so segregated and held in trust by the Company, shall be discharged from such trust.

     SECTION 11.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein and together with accrued and unpaid interest to such Redemption Date specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and any rights to convert such Securities shall terminate. Upon surrender of such Securities for redemption in accordance with the notice, such Securities shall be paid by the Company at the Redemption Price together with accrued and unpaid interest if any to the Redemption Date. Unless otherwise provided with respect to such Securities pursuant

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to Section 3.01, installments of interest the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security, or as otherwise provided in such Security.

     SECTION 11.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company in the Place of Payment with respect to that series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and Stated Maturity and of like tenor and terms, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

     SECTION 11.08. Provisions with Respect to Any Sinking Funds. Unless the form or terms of any series of Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Securities in cash, the Company may at its option (1) deliver to the Trustee for cancelation any Securities of such series theretofore acquired by the Company or converted by the Holder thereof into Common Stock or other securities, or (2) receive credit for any Securities of such series (not previously so credited) acquired by the Company (including by way of optional redemption (pursuant to the sinking fund or otherwise but not by way of mandatory sinking fund redemption) or converted by the Holder thereof into Common Stock or other securities and theretofore delivered to the Trustee for cancelation, and if it does so then (i) Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Securities of such series, and (ii) on or before the 60th day next preceding each sinking fund Redemption Date with respect to such series of Securities, the Company will deliver to the Trustee (A) an Officers' Certificate specifying the portions of such sinking fund payment to be satisfied by payment of

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cash and by delivery or credit of Securities of such series acquired by the
Company or converted by the Holder thereof, and (B) such Securities, to the extent not previously surrendered. Such Officers' Certificate shall also state the basis for such credit and that the Securities for which the Company elects to receive credit have not been previously so credited and were not acquired by the Company through operation of the mandatory sinking fund, if any, provided with respect to such Securities and shall also state that no Event of Default with respect to Securities of such series has occurred and is continuing. All Securities so delivered to the Trustee shall be canceled by the Trustee and no Securities shall be authenticated in lieu thereof.

     If the sinking fund payment or payments (mandatory or optional) with respect to any series of Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Securities of such series made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Securities, that cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Securities of such series next following the date of such payment to the redemption of Securities of such series at the applicable sinking fund Redemption Price with respect to Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 11.06. The Trustee shall select, in the manner provided in
Section 11.03, for redemption on such sinking fund Redemption Date a sufficient principal amount of Securities of such series to utilize that cash and shall thereupon cause notice of redemption of the Securities of such series for the sinking fund to be given in the manner provided in Section 11.04 (and with the effect provided in Section 11.06) for the redemption of Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Securities of such series shall be added to the next cash sinking fund payment with respect to Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 11.08. Any and all sinking fund moneys with respect to Securities of any series held by the Trustee at the Maturity of Securities of such series, and not held for the payment or redemption of particular Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Securities of such series at Maturity.

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     On or before each sinking fund Redemption Date provided with respect to
Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Securities to be redeemed on such sinking fund Redemption Date pursuant to this
Section 11.08.


                                   ARTICLE XII

                                   Conversion
                                   ----------

     SECTION 12.01. Conversion Privilege. In the event that this Article XII is specified to be applicable to a series of Securities pursuant to Section 3.01, the Holder of a Security of such series shall have the right, at such Holder's option, to convert, in accordance with the terms of such series of Securities and this Article XII, all or any part (in a denomination of, unless otherwise specified in a Board Resolution or supplemental indenture with respect to Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Security into shares of Common Stock or other Marketable Securities specified in such Board Resolution at any time or, as to any Securities called for redemption, at any time prior to the time and date fixed for such redemption (unless the Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time and date).

     SECTION 12.02. Conversion Procedure; Conversion Price; Fractional Shares.
(a) Each Security to which this Article is applicable shall be convertible at the office of the Conversion Agent, and at such other place or places, if any, specified in a Board Resolution with respect to the Securities of such series, into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock or other Marketable Securities. The Securities will be converted into shares of Common Stock or such other Marketable Securities at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or such other Marketable Securities, or accrued interest on a converted Security except as described in Section 12.09. The Company may, but shall not be required, in connection with any conversion of Securities, to issue a fraction of a share of Common Stock or of such other Marketable Security, and, if the Company shall determine not to issue any such fraction, the Company shall, subject to Section 12.03(4), make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Closing Price of the Common Stock or such other

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Marketable Security on the last Trading Day prior to the date of conversion.

     (b) Before any Holder of a Security shall be entitled to convert the same into Common Stock or other Marketable Securities, such Holder shall surrender such Security duly endorsed to the Company or in blank, at the office of the Conversion Agent or at such other place or places, if any, specified in a Board Resolution with respect to the Securities of such series, and shall give written notice to the Company at said office or place that he elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which he wishes the certificate or certificates for Common Stock or for such other Marketable Securities to be issued; provided, however, that no Security or portion thereof shall be accepted for conversion unless the principal amount of such Security or such portion, when added to the principal amount of all other Securities or portions thereof then being surrendered by the Holder thereof for conversion, exceeds the then effective Conversion Price with respect thereto. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock or such other Marketable Securities which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Security, or to his nominee or nominees, certificates for the number of full shares of Common Stock or other Marketable Security to which he shall be entitled as aforesaid, together, subject to the last sentence of paragraph (a) above, with cash in lieu of any fraction of a share to which he would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock or other Marketable Securities while the stock transfer books for such stock or the transfer books for such Marketable Securities, as the case may be, or the Security Register are duly closed for any purpose, but certificates for shares of Common Stock or other Marketable Securities shall be issued and delivered as soon as practicable after the opening of such books or Security Register. A Security shall be deemed to have been converted as of the close of business on the date of the surrender of such Security for conversion as provided above, and the person or persons entitled to receive the Common Stock or other Marketable Securities issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such

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Common Stock or other Marketable Securities as of the close of business on such date. In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Securities so surrendered, without charge to such Holder (subject to the provisions of Section 12.08), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security.

     SECTION 12.03. Adjustment of Conversion Price for Common Stock or Marketable Securities. The Conversion Price with respect to any Security which is convertible into Common Stock or other Marketable Securities shall be adjusted from time to time as follows:

          (1) In case the Company shall, at any time or from time to time while any of such Securities are Outstanding, (i) pay a dividend in shares of its Common Stock or other Marketable Securities, (ii) combine its outstanding shares of Common Stock or other Marketable Securities into a smaller number of shares or securities, (iii) subdivide its outstanding shares of Common Stock or other Marketable Securities or (iv) issue by reclassification of its shares of Common Stock or other Marketable Securities any shares of stock or other Marketable Securities of the Company, then the Conversion Price in effect immediately before such action shall be adjusted so that the Holders of such Securities, upon conversion thereof into Common Stock or other Marketable Securities immediately following such event, shall be entitled to receive the kind and amount of shares of capital stock of the Company or other Marketable Securities which they would have owned or been entitled to receive upon or by reason of such event if such Securities had been converted immediately before the record date (or, if no record date, the effective date) for such event. An adjustment made pursuant to this
     Section 12.03(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification. For the purposes of this
     Section 12.03(1), each Holder of Securities shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or reclassification (provided that if the kind or amount of securities receivable upon such dividend,

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     subdivision, combination or reclassification is not the same for each nonelecting share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or reclassification for each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares).

          (2) In case the Company shall, at any time or from time to time while any of such Securities are Outstanding, issue rights or warrants to all holders of shares of its Common Stock or other Marketable Securities entitling them (for a period expiring within 45 days after the record date for such issuance) to subscribe for or purchase shares of Common Stock or other Marketable Securities (or securities convertible into shares of Common Stock or other Marketable Securities) at a price per share less than the Current Market Price of the Common Stock or other Marketable Securities at such record date (treating the price per share of the securities convertible into Common Stock or other Marketable Securities as equal to
     (x) the sum of (i) the price for a unit of the security convertible into Common Stock or other Marketable Securities plus (ii) any additional consideration initially payable upon the conversion of such security into Common Stock or other Marketable Securities divided by (y) the number of shares of Common Stock or other Marketable Securities initially underlying such convertible security), the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock or other Marketable Securities outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock or other Marketable Securities offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and the denominator of which shall be the number of shares of Common Stock or other Marketable Securities outstanding on the date of issuance of such rights or warrants plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such Securities into Common Stock or other Marketable Securities) would purchase at such Current Market Price of the Common Stock or other Marketable Securities. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

          (3) In case the Company shall, at any time or from time to time while any of such Securities are Outstanding, distribute to all holders of shares of its Common Stock or other Marketable Securities (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock or other Marketable Securities are not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding (i) regular periodic cash dividends in amounts, if any, determined from time to time by the Board of Directors, (ii) dividends payable in shares of Common Stock or other Marketable Securities for which adjustment is made under Section 12.03(1) or (iii) rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 12.03(2)), then in each such case the Conversion Price with respect to such Securities shall be adjusted so that it shall equal the price determined by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock or other Marketable Securities on the record date referred to below, and the denominator of which shall be such Current Market Price of the Common Stock or other Marketable Securities less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock or one other Marketable Security (provided that such denominator shall never be less than 1.0); provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder of Securities would otherwise be entitled to receive such rights upon conversion at any time of such Securities into Common Stock or other Marketable Securities unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section as a dividend on the Common Stock or other Marketable Securities. Such adjustment shall become effective retroactively immediately after the record

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     date for the determination of stockholders or holders of Marketable
     Securities entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such record date had not been fixed.

          (4) The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by subsections 12.03(1), 12.03(2) and 12.03(3), as shall be necessary in order that any dividend or distribution of Common Stock or other Marketable Securities, any subdivision, reclassification or combination of shares of Common Stock or other Marketable Securities or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock or other Marketable Securities for United States Federal income tax purposes.

          (5) In any case in which this Section 12.03 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 12.05) issuing to the Holder of any Securities converted after such record date the shares of Common Stock and other capital stock of the Company or other Marketable Securities issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company or other Marketable Securities issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (6) All calculations under this Section 12.03 shall be made to the nearest cent or one-hundredth of a share or security, with one-half cent and .005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.03, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried

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     forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 12.03 shall be made successively whenever an event requiring such an adjustment occurs.

          (7) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.03, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of stock of or other Marketable Securities of the Company other than shares of Common Stock or Marketable Securities into which the Securities originally were convertible, the Conversion Price of such other shares or Marketable Securities so receivable upon conversion of any such Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock and Marketable Securities contained in subparagraphs (1) through (6) of this Section 12.03, and the provision of Sections 12.01, 12.02 and 12.04 through 12.09 with respect to the Common Stock or other Marketable Securities shall apply on like or similar terms to any such other shares or Marketable Securities and the determination of the Board of Directors as to any such adjustment shall be conclusive.

          (8) No adjustment shall be made pursuant to this Section (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or other Marketable Security, if any, or (ii) subject to 12.03(5) hereof, with respect to any Security that is converted prior to the time such adjustment otherwise would be made.

     SECTION 12.04. Consolidation or Merger of the Company. In case of either
(a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in a reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, as a result of a subdivision or combination) in, outstanding shares of Common Stock or other Marketable Securities or (b) any sale or conveyance of all or substantially all of the property and assets of the Company to another Person, then each Security then Outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of property and assets into the kind and amount of shares of stock or other securities and property (including cash) receivable upon such consolidation, merger,

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sale or conveyance by a holder of the number of shares of Common Stock or other
Marketable Securities into which such Securities would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII (and assuming such holder of Common Stock or other Marketable Securities failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property (including cash) receivable upon such consolidation, merger, sale or conveyance for each nonelecting share, shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares or securities)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this Section 12.04. The provisions of this Section 12.04 shall apply similarly to successive consolidations, mergers, sales or conveyances.

     SECTION 12.05. Notice of Adjustment. Whenever an adjustment in the Conversion Price with respect to a series of Securities is required:

          (1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such Securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

          (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be mailed, first class postage prepaid, by the Company to the Holders of record of such Outstanding Securities.

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                                                                             130

     SECTION 12.06. Notice in Certain Events. In case:

          (1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another person or entity or group of persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of all or substantially all of the property and assets of the Company; or

          (2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (3) of any action triggering an adjustment of the Conversion Price pursuant to this Article XII;

then, in each case, the Company shall cause to be filed with the Trustee and the Agent for the applicable Securities, and shall cause to be mailed, first class postage prepaid, to the Holders of record of applicable Securities, at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article XII, or, if a record is not to be taken, the date as of which the holders of record of Common Stock or other Marketable Securities entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article XII is expected to become effective, and the date as of which it is expected that holders of Common Stock or other Marketable Securities of record shall be entitled to exchange their Common Stock or other Marketable Securities for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

     Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section.

     SECTION 12.07. Company To Reserve Stock or Other Marketable Securities; Registration; Listing. (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or other Marketable Securities, for the purpose of effecting the conversion of the Securities, such number of its duly authorized shares of Common Stock or

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                                                                             132


number or principal amount of other Marketable Securities as shall from time to time be sufficient to effect the conversion of all applicable outstanding Securities into such Common Stock or other Marketable Securities at any time (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Securities by delivery of purchased shares of Common Stock or other Marketable Securities which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to cause the authorized amount of the Common Stock or other Marketable Securities to be increased if the aggregate of the authorized amount of the Common Stock or other Marketable Securities remaining unissued and the issued shares of such Common Stock or other Marketable Securities in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Securities.

     (b) If any shares of Common Stock or other Marketable Securities which would be issuable upon conversion of Securities hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock or other Marketable Securities required to be delivered upon conversion of the Securities prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock or other Marketable Securities is listed at the time of such delivery.

     SECTION 12.08. Taxes on Conversion. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock or other Marketable Securities on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or other Marketable Securities or the portion, if any, of the Securities which are not so converted in a name other than that in which the Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the

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amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

     SECTION 12.09. Conversion After Record Date. If any Securities are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Securities called for redemption on a Redemption Date between such record date and Interest Payment Date), the Holder of such Securities at the close of business on such record date shall be entitled to receive the interest payable on such securities on such Interest Payment Date notwithstanding the conversion thereof. Securities surrendered for conversion during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the Securities being surrendered for conversion. Except as provided in this Section 12.09, no adjustments in respect of payments of interest on Securities surrendered for conversion or any dividends or distributions or interest on the Common Stock or other Marketable Securities issued upon conversion shall be made upon the conversion of any Securities.

     SECTION 12.10. Corporate Action Regarding Par Value of Common Stock. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value (if any) of the shares of Common Stock or other Marketable Securities deliverable upon conversion of the Securities, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or other Marketable Securities at such adjusted Conversion Price.

     SECTION 12.11. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article is conclusive.

     SECTION 12.12. Trustee's Disclaimer. The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this

Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.


                                  ARTICLE XIII

                             Convertible Securities
                             ----------------------

     SECTION 13.01. Applicability of Certain Provisions to Convertible Securities. Unless otherwise provided in an indenture supplemental hereto with respect to Securities of any series as provided by Section 3.01, the provisions of Articles IV and VIII and of Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11 and 10.12 shall not be applicable with respect to any series of convertible Securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.



                                             TIME WARNER TELECOM INC., as
                                             Issuer,

                                               by
                                                 -------------------------------
                                                 Name:
                                                 Title:  Executive Vice
                                                         President & CFO



                                             THE CHASE MANHATTAN BANK,
                                             as Trustee,

                                               by
                                                 -------------------------------
                                                 Name:
                                                 Title:  Vice President